SUPPLEMENT TO
                             ADDENDUM TO SCHEDULE A

                               COMMISSION SCHEDULE
                                       for
                             Contracts Sold Through

                       ----------------------------------
                                [Selected Dealer]

               COLUMBUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT 1
         LEGACY SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE CONTRACT


                                                                                               Percentage of
                                                                                             End of Policy Year
                                                   Percentage of Premium                   Unloaned Account Value


Year 1                                        [90]% of target; [3]% of excess                        0%
Years 2 - 6                                  [4.5]% of target; [3]% of excess                      [.25]%
Years 7 - 12                                  [3]% of target; [3]% of excess                       [.25]%
Years 13+                                                   0%                                     [.15]%



Chargeback Scale
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of Completed Months Inforce                 0-6        7         8          9          10        11         12
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of Commissions Recovered                    100        95        90         80         60        30         0
- --------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------

Agreed to this ___ day of _________, 20__.

COLUMBUS LIFE INSURANCE COMPANY            TOUCHSTONE SECURITIES, INC.


By:                                        By:
   ---------------------------------          ------------------------------
   Lawrence L. Grypp, President               Jill T. McGruder, President
   And Chief Executive Officer
                                           And, its affiliated insurance
                                           agencies:

COLUMBUS LIFE INSURANCE COMPANY            IFS INSURANCE AGENCY, INC.


By:                                        By:
   ----------------------------------         ------------------------------
   Mark A. Wilkerson, Senior Vice             Jill T. McGruder, President
   President and Chief Marketing Officer
                                           IFS AGENCY SERVICES, INC.


                                           By:
                                              ------------------------------
                                              Jill T. McGruder, President

                                           IFS AGENCY, INC.


                                           By:
                                               ------------------------------
                                               Charles White, President